Exhibit 99.1

News Release

Contact:	Ravi Ganti Investor Relations 312-394-2348 Paul Adams Corporate Communications 410-470-4167	FOR IMMEDIATE RELEASE

EXELON ANNOUNCES SOLID FOURTH QUARTER 2013 RESULTS,

PROVIDES 2014 EARNINGS EXPECTATION

CHICAGO (Feb. 6, 2014) – Exelon Corporation (NYSE: EXC) announced fourth quarter 2013 and full year consolidated earnings as follows:

	Full Year		Fourth Quarter
	2013	2012	2013	2012
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$2,149	$2,330	$427	$547
Diluted Earnings per Share	$2.50	$2.85	$0.50	$0.64

GAAP Results:
Net Income ($ millions)	$1,719	$1,160	$495	$378
Diluted Earnings per Share	$2.00	$1.42	$0.58	$0.44

“Exelon delivered another year of strong operational performance and earnings within our guidance range, despite challenging market conditions,” said Exelon President and CEO Christopher M. Crane. “On the generation side of our business, we achieved a nuclear capacity factor of greater than 94 percent in a year of record output. Each of Exelon’s three utilities had its best year in reliability and customer satisfaction.”

Fourth Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings decreased to $0.50 per share in the fourth quarter of 2013 from $0.64 per share in the fourth quarter of 2012. Earnings in fourth quarter 2013 primarily reflected the following negative factors:

•	Lower realized energy prices for the sale of energy across all regions;

•	Increased depreciation and amortization expenses, primarily from an increase in capital expenditures across the operating companies;

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•	Discrete favorable impacts of the Illinois Commerce Commission (ICC) October 2012 Distribution Rate Order; and

•	Prior year benefits from a state tax net operating loss.

These factors were offset by:

•	Increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC market (PJM);

•	Merger O&M synergies;

•	Increased distribution revenue:

•	At ComEd, due to higher allowed ROE and recovery of capital investment pursuant to the formula rate under the Energy Infrastructure Modernization Act (EIMA);

•	At BGE, due to the rate case orders for electric and natural gas; and

•	Decreased storm-related costs at PECO and BGE due to Hurricane Sandy in the fourth quarter of 2012.

Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2013 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$427	$0.50
Mark-to-Market Impact of Economic Hedging Activities	143	0.16
Net Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments	40	0.05
Plant Retirements and Divestitures	1	—
Asset Retirement Obligation	(1)	—
Merger and Integration Costs	(21)	(0.02)
Midwest Generation Bankruptcy Charges	(16)	(0.02)
Reassessment of State Deferred Income Taxes	(4)	—
Amortization of Commodity Contract Intangibles	(75)	(0.09)
Long-Lived Asset Impairments	1	—

Exelon GAAP Net Income	$495	$0.58

Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2012 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$547	$0.64
Mark-to-Market Impact of Economic Hedging Activities	123	0.14
Net Unrealized Gains Related to NDT Fund Investments	2	—
Plant Retirements and Divestitures	(38)	(0.05)
Asset Retirement Obligation	5	0.01
Merger and Integration Costs	(46)	(0.05)

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Reassessment of State Deferred Income Taxes	1	—
Amortization of Commodity Contract Intangibles	(211)	(0.24)
Midwest Generation Bankruptcy Charges	(8)	(0.01)
Amortization of the Fair Value of Certain Debt	3	—

Exelon GAAP Net Income	$378	$0.44

2014 Earnings Outlook

Exelon introduced a guidance range for 2014 adjusted (non-GAAP) operating earnings of $2.25 to $2.55 per share. Operating earnings guidance is based on the assumption of normal weather.

The outlook for 2014 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities;

•	Unrealized gains and losses from NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements;

•	Certain costs incurred related to the Constellation and CENG merger and integration initiatives;

•	Non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date;

•	Other unusual items; and

•	One-time impacts of adopting new accounting standards.

Fourth Quarter and Recent Highlights

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 35,329 gigawatt-hours (GWh) in the fourth quarter of 2013, compared with 34,882 GWh in the fourth quarter of 2012. The output data excludes the units owned by Constellation Energy Nuclear Group LLC (CENG). Excluding Salem and the units owned by CENG, the Exelon-operated nuclear plants achieved a 92.3 percent capacity factor for the fourth quarter of 2013, compared with 93.0 percent for the fourth quarter of 2012. For the full year, Exelon’s nuclear fleet produced a record 134 million net megawatt-hours of electricity and achieved a capacity factor of 94.1 percent. The number of planned refueling outage days totaled 94 in the fourth quarter of 2013, compared with 113 in the fourth quarter of 2012. There were 33 non-refueling outage days in the fourth quarter of 2013, compared with one day in the fourth quarter of 2012.

•	Utility Operations: Each of Exelon’s three utilities had its best operating year. Operating performance in each utility improved over 2012 in all key metrics including safety, reliability, customer service and customer satisfaction. For all three, customer satisfaction and outage frequency are in the top quartile of similar utilities in the U.S.

•	Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas/hydro fleet was 99.3 percent in the fourth quarter of 2013, compared with 95.8 percent in the fourth quarter of 2012. A higher rate of forced outages across the fleet had an impact on the performance in 2012. Energy Capture for the wind/solar fleet was 94.5 percent in the fourth quarter of 2013, compared with 92.2 percent in the fourth quarter of 2012. Energy Capture in the fourth quarter of 2013 reflects dispatch process improvements and changes to the fleet composition.

•	ComEd Distribution Formula Rate Case: On Dec. 19, 2013, the ICC issued an Order approving ComEd’s 2013 annual distribution formula rate update case. The Order established the net revenue requirement used to set the rates that took effect in January 2014, with an increase to ComEd’s annual delivery services revenue requirement of approximately $341 million. The electric distribution rate increase was set using an allowed return on capital of 6.94 percent (inclusive of an allowed return on common equity of 8.72 percent).

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•	BGE Gas and Electric Distribution Rate Case: On Dec. 13, 2013, the Maryland Public Service Commission (MDPSC) issued Order No. 86060 related to BGE’s May 17, 2013, application for an increase in electric and gas base rates. Under the MDPSC’s Order, BGE is authorized to increase annual electric base rates by $34 million, which is approximately 41 percent of the $83 million requested in the application, and annual gas base rates by $12 million, which is approximately 52 percent of the $24 million requested. The electric distribution rate increase was set using an allowed return on equity of 9.75 percent, and the gas distribution rate increase was set using an allowed return on equity of 9.60 percent. The new electric and natural gas distribution rates took effect for services rendered on or after Dec. 13, 2013.

•	Financing Activities: On Jan. 10, 2014, ComEd issued $300 million aggregate principal amount of its First Mortgage 2.15 percent Bonds, Series 115, due Jan. 15, 2019, and $350 million aggregate principal amount of its First Mortgage 4.70 percent Bonds, Series 116, due Jan. 15, 2044.

•	Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of Dec. 31, 2013, was 91 percent to 94 percent for 2014, 62 percent to 65 percent for 2015, and 30 percent to 33 percent for 2016. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

Fourth quarter 2013 GAAP net income was $269 million, compared with net income of $137 million in the fourth quarter of 2012. Adjusted (non-GAAP) operating earnings for the fourth quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q13	4Q12
Generation Adjusted (non-GAAP) Operating Earnings	$183	$283
Mark-to-Market Impact of Economic Hedging Activities	143	145
Net Unrealized Gains Related to NDT Fund Investments	40	2
Plant Retirements and Divestitures	1	(38)
Asset Retirement Obligation	(1)	5
Merger and Integration Costs	(19)	(35)
Amortization of Commodity Contract Intangibles	(75)	(211)

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Amortization of Fair Value of Certain Debt	—	3
Reassessment of State Deferred Income Taxes	12	(9)
Midwest Generation Bankruptcy Charges	(16)	(8)
Long-Lived Asset Impairments	1	—

Generation GAAP Net Income	$269	$137

Generation’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2013 decreased $100 million compared with the same quarter in 2012. This decrease primarily reflected:

•	Lower realized energy prices for the sale of energy across all regions and

•	Increased depreciation and amortization expense due to ongoing capital expenditures.

These items were partially offset by favorable capacity pricing related to RPM for the PJM market and favorable O&M expense primarily driven by merger synergies.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $26.42 per megawatt-hour (MWh) in the fourth quarter of 2013, compared with $26.52 per MWh in the fourth quarter of 2012.

ComEd consists of electricity transmission and distribution operations in northern Illinois.

ComEd recorded GAAP net income of $109 million in the fourth quarter of 2013, compared with net income of $160 million in the fourth quarter of 2012. Adjusted (non-GAAP) operating earnings for the fourth quarter of 2012 and 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q13	4Q12
ComEd Adjusted (non-GAAP) Operating Earnings	$109	$162
Merger and Integration Costs	—	(2)

ComEd GAAP Net Income	$109	$160

ComEd’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2013 were down ($53) million from the same quarter in 2012, primarily due to the discrete impacts of the ICC October 2012 Distribution Rate Order This was partially offset by increased distribution revenue in 2013 due to higher allowed ROE and recovery of capital investment pursuant to the formula rate under EIMA and favorable weather.

For the fourth quarter of 2013, heating degree-days in the ComEd service territory were up 22.5 percent relative to the same period in 2012 and were 8.5 percent above normal. Total retail electric deliveries increased 3.7 percent in fourth quarter of 2013 compared with fourth quarter of 2012.

Weather-normalized retail electric deliveries increased 0.4 percent in the fourth quarter of 2013 relative to 2012, primarily reflecting growth in the residential sector.

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For ComEd, weather had a favorable after-tax effect of $8 million on fourth quarter 2013 earnings relative to 2012 and a favorable after-tax effect of $4 million relative to normal weather.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s GAAP net income in the fourth quarter of 2013 was $102 million, compared with $79 million in the fourth quarter of 2012. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q13	4Q12
PECO Adjusted (non-GAAP) Operating Earnings	$103	$81
Merger and Integration Costs	(1)	(2)

PECO GAAP Net Income	$102	$79

PECO’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2013 increased $22 million from the same quarter in 2012, primarily due to decreased storm related costs and favorable weather.

For the fourth quarter of 2013, heating degree-days in the PECO service territory were up 6.4 percent relative to the same period in 2012 and were 3.2 percent below normal. Total retail electric deliveries were up 2.6 percent compared with the fourth quarter of 2012. On the gas side, deliveries in the fourth quarter of 2013 were up 4.8 percent compared with the fourth quarter of 2012.

Weather-normalized retail electric deliveries decreased 0.3 percent in the fourth quarter of 2013 relative to 2012, reflecting a decrease in deliveries to both residential and large C&I customers offset by an increase in deliveries to small C&I customers. Weather-normalized gas deliveries were down 0.6 percent in the fourth quarter of 2013.

For PECO, weather had a favorable after-tax effect of $8 million on fourth quarter 2013 earnings relative to 2012 and a favorable after-tax effect of $3 million relative to normal weather.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland.

BGE’s GAAP net income in the fourth quarter of 2013 was $47 million, compared with $15 million in the fourth quarter of 2012. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q13	4Q12
BGE Adjusted (non-GAAP) Operating Earnings	$48	$18
Merger and Integration Costs	(1)	(3)

BGE GAAP Net Income	$47	$15

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BGE’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2013 increased $30 million from the same quarter in 2012, primarily due to higher electric and gas distribution rates and decreased storm costs partially offset by higher depreciation and amortization expense. Due to revenue decoupling, BGE is not affected by actual weather with the exception of major storms.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 8 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on February 6, 2014.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2012 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Exelon’s Third Quarter 2013 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is the nation’s leading competitive energy provider, with 2013 revenues of approximately $24.9 billion. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations—Three Months Ended December 31, 2013 and 2012	1

Consolidating Statements of Operations—Twelve Months Ended December 31, 2013 and 2012	2

Business Segment Comparative Statements of Operations—Generation and ComEd—Three and Twelve Months Ended December 31, 2013 and 2012	3

Business Segment Comparative Statements of Operations—PECO and BGE—Three and Twelve Months Ended December 31, 2013 and 2012	4

Business Segment Comparative Statements of Operations—Other—Three and Twelve Months Ended December 31, 2013 and 2012	5

Consolidated Balance Sheets—December 31, 2013 and December 31, 2012	6

Consolidated Statements of Cash Flows—Twelve Months Ended December 31, 2013 and 2012	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Exelon—Three Months Ended December 31, 2013 and 2012	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Exelon—Twelve Months Ended December 31, 2013 and 2012	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment—Three Months Ended December 31, 2013 and 2012	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment—Twelve Months Ended December 31, 2013 and 2012	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Generation—Three and Twelve Months Ended December 31, 2013 and 2012	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—ComEd—Three and Twelve Months Ended December 31, 2013 and 2012	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—PECO—Three and Twelve Months Ended December 31, 2013 and 2012	16

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—BGE—Three Months Ended December 31, 2013 and 2012, and Twelve Months Ended and March 12, 2012 through December 30, 2013 and 2012, respectively.	17

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Other—Three and Twelve Months Ended December 31, 2013 and 2012	18

Exelon Generation Statistics—Three Months Ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012	19

Exelon Generation Statistics—Twelve Months Ended December 31, 2013 and 2012	20

ComEd Statistics—Three and Twelve Months Ended December 31, 2013 and 2012	21

PECO Statistics—Three and Twelve Months Ended December 31, 2013 and 2012	22

BGE Statistics—Three and Twelve Months Ended December 31, 2013 and 2012	23

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended December 31, 2013
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$3,785	$1,068	$805	$794	$(277)	$6,175
Operating expenses
Purchased power and fuel	1,915	243	347	362	(274)	2,593
Operating and maintenance	1,157	347	194	185	(4)	1,879
Depreciation and amortization	214	168	58	95	12	547
Taxes other than income	97	74	38	51	10	270

Total operating expenses	3,383	832	637	693	(256)	5,289
Equity in earnings of unconsolidated affiliates	3	—	—	—	—	3

Operating income (loss)	405	236	168	101	(21)	889

Other income and (deductions)
Interest expense	(99)	(76)	(29)	(28)	(14)	(246)
Other, net	138	8	2	4	10	162

Total other income and (deductions)	39	(68)	(27)	(24)	(4)	(84)

Income (loss) before income taxes	444	168	141	77	(25)	805
Income taxes	179	59	39	27	7	311

Net income (loss)	265	109	102	50	(32)	494
Net income (loss) attributable to noncontrolling interests and preference stock dividends	(4)	—	—	3	—	(1)

Net income (loss) attributable to common shareholders	$269	$109	$102	$47	$(32)	$495

	Three Months Ended December 31, 2012
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$3,898	$1,289	$790	$703	$(426)	$6,254
Operating expenses
Purchased power and fuel	2,043	421	342	326	(373)	2,759
Operating and maintenance	1,242	345	235	185	(11)	1,996
Depreciation and amortization	204	152	56	80	13	505
Taxes other than income	97	71	40	51	9	268

Total operating expenses	3,586	989	673	642	(362)	5,528
Equity in (losses) of unconsolidated affiliates	(22)	—	—	—	—	(22)

Operating income	290	300	117	61	(64)	704

Other income and (deductions)
Interest expense	(78)	(77)	(30)	(34)	(12)	(231)
Other, net	54	27	2	5	5	93

Total other income and (deductions)	(24)	(50)	(28)	(29)	(7)	(138)

Income (loss) before income taxes	266	250	89	32	(71)	566
Income taxes	127	90	9	14	(58)	182

Net income (loss)	139	160	80	18	(13)	384
Net income attributable to noncontrolling interests, preferred security dividends and preference stock dividends	2	—	1	3	—	6

Net income (loss) attributable to common shareholders	$137	$160	$79	$15	$(13)	$378

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Twelve Months Ended December 31, 2013
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$15,643	$4,464	$3,100	$3,065	$(1,371)	$24,901
Operating expenses
Purchased power and fuel	8,210	1,174	1,300	1,421	(1,368)	10,737
Operating and maintenance	4,534	1,368	748	634	(14)	7,270
Depreciation and amortization	856	669	228	348	52	2,153
Taxes other than income	389	299	158	213	36	1,095

Total operating expenses	13,989	3,510	2,434	2,616	(1,294)	21,255
Equity in earnings of unconsolidated affiliates	10	—	—	—	—	10

Operating income (loss)	1,664	954	666	449	(77)	3,656

Other income and (deductions)
Interest expense	(357)	(579)	(115)	(122)	(183)	(1,356)
Other, net	368	26	6	17	56	473

Total other income and (deductions)	11	(553)	(109)	(105)	(127)	(883)

Income (loss) before income taxes	1,675	401	557	344	(204)	2,773
Income taxes	615	152	162	134	(19)	1,044

Net income (loss)	1,060	249	395	210	(185)	1,729
Net income (loss) attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	(10)	—	7	13	—	10

Net income (loss) attributable to common shareholders	$1,070	$249	$388	$197	$(185)	$1,719

	Twelve Months Ended December 31, 2012 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$14,437	$5,443	$3,186	$2,091	$(1,668)	$23,489
Operating expenses
Purchased power and fuel	7,061	2,307	1,375	1,052	(1,638)	10,157
Operating and maintenance	5,028	1,345	809	596	183	7,961
Depreciation and amortization	768	610	217	238	48	1,881
Taxes other than income	369	295	162	167	26	1,019

Total operating expenses	13,226	4,557	2,563	2,053	(1,381)	21,018
Equity in (losses of) unconsolidated affiliates	(91)	—	—	—	—	(91)

Operating income (loss)	1,120	886	623	38	(287)	2,380

Other income and (deductions)
Interest expense	(301)	(307)	(123)	(111)	(86)	(928)
Other, net	239	39	8	19	41	346

Total other income and (deductions)	(62)	(268)	(115)	(92)	(45)	(582)

Income (loss) before income taxes	1,058	618	508	(54)	(332)	1,798
Income taxes	500	239	127	(23)	(216)	627

Net income (loss)	558	379	381	(31)	(116)	1,171
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(4)	—	4	11	—	11

Net income (loss) attributable to common shareholders	$562	$379	$377	$(42)	$(116)	$1,160

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Variance	2013	2012 (a)	Variance
Operating revenues	$3,785	$3,898	$(113)	$15,643	$14,437	$1,206
Operating expenses
Purchased power and fuel	1,915	2,043	(128)	8,210	7,061	1,149
Operating and maintenance	1,157	1,242	(85)	4,534	5,028	(494)
Depreciation and amortization	214	204	10	856	768	88
Taxes other than income	97	97	—	389	369	20

Total operating expenses	3,383	3,586	(203)	13,989	13,226	763
Equity in earnings (loss) of unconsolidated affiliates	3	(22)	25	10	(91)	101

Operating income	405	290	115	1,664	1,120	544

Other income and (deductions)
Interest expense	(99)	(78)	(21)	(357)	(301)	(56)
Other, net	138	54	84	368	239	129

Total other income and (deductions)	39	(24)	63	11	(62)	73

Income before income taxes	444	266	178	1,675	1,058	617
Income taxes	179	127	52	615	500	115

Net income	265	139	126	1,060	558	502
Net income (loss) attributable to noncontrolling interests	(4)	2	(6)	(10)	(4)	(6)

Net income attributable to membership interest	$269	$137	$132	$1,070	$562	$508

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.

	ComEd
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Variance	2013	2012	Variance
Operating revenues	$1,068	$1,289	$(221)	$4,464	$5,443	$(979)
Operating expenses
Purchased power	243	421	(178)	1,174	2,307	(1,133)
Operating and maintenance	347	345	2	1,368	1,345	23
Depreciation and amortization	168	152	16	669	610	59
Taxes other than income	74	71	3	299	295	4

Total operating expenses	832	989	(157)	3,510	4,557	(1,047)

Operating income	236	300	(64)	954	886	68

Other income and (deductions)
Interest expense	(76)	(77)	1	(579)	(307)	(272)
Other, net	8	27	(19)	26	39	(13)

Total other income and (deductions)	(68)	(50)	(18)	(553)	(268)	(285)

Income before income taxes	168	250	(82)	401	618	(217)
Income taxes	59	90	(31)	152	239	(87)

Net income	$109	$160	$(51)	$249	$379	$(130)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Variance	2013	2012	Variance
Operating revenues	$805	$790	$15	$3,100	$3,186	$(86)
Operating expenses
Purchased power and fuel	347	342	5	1,300	1,375	(75)
Operating and maintenance	194	235	(41)	748	809	(61)
Depreciation and amortization	58	56	2	228	217	11
Taxes other than income	38	40	(2)	158	162	(4)

Total operating expenses	637	673	(36)	2,434	2,563	(129)

Operating income	168	117	51	666	623	43

Other income and (deductions)
Interest expense	(29)	(30)	1	(115)	(123)	8
Other, net	2	2	—	6	8	(2)

Total other income and (deductions)	(27)	(28)	1	(109)	(115)	6

Income before income taxes	141	89	52	557	508	49
Income taxes	39	9	30	162	127	35

Net income	102	80	22	395	381	14
Preferred security dividends and redemption	—	1	(1)	7	4	3

Net income attributable to common shareholder	$102	$79	$23	$388	$377	$11

	BGE
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Variance	2013	2012 (a)	Variance
Operating revenues	$794	$703	$91	$3,065	$2,091	$974
Operating expenses
Purchased power and fuel	362	326	36	1,421	1,052	369
Operating and maintenance	185	185	—	634	596	38
Depreciation and amortization	95	80	15	348	238	110
Taxes other than income	51	51	—	213	167	46

Total operating expenses	693	642	51	2,616	2,053	563

Operating income	101	61	40	449	38	411

Other income and (deductions)
Interest expense	(28)	(34)	6	(122)	(111)	(11)
Other, net	4	5	(1)	17	19	(2)

Total other income and (deductions)	(24)	(29)	5	(105)	(92)	(13)

Income (loss) before income taxes	77	32	45	344	(54)	398
Income taxes	27	14	13	134	(23)	157

Net income (loss)	50	18	32	210	(31)	241
Preference stock dividends	3	3	—	13	11	2

Net income (loss) attributable to common shareholders	$47	$15	$32	$197	$(42)	$239

(a)	Includes financial results for BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	Variance	2013	2012 (b)	Variance
Operating revenues	$(277)	$(426)	$149	$(1,371)	$(1,668)	$297
Operating expenses
Purchased power and fuel	(274)	(373)	99	(1,368)	(1,638)	270
Operating and maintenance	(4)	(11)	7	(14)	183	(197)
Depreciation and amortization	12	13	(1)	52	48	4
Taxes other than income	10	9	1	36	26	10

Total operating expenses	(256)	(362)	106	(1,294)	(1,381)	87

Operating loss	(21)	(64)	43	(77)	(287)	210

Other income and (deductions)
Interest expense	(14)	(12)	(2)	(183)	(86)	(97)
Other, net	10	5	5	56	41	15

Total other income and (deductions)	(4)	(7)	3	(127)	(45)	(82)

Loss before income taxes	(25)	(71)	46	(204)	(332)	128
Income taxes	7	(58)	65	(19)	(216)	197

Net loss	$(32)	$(13)	$(19)	$(185)	$(116)	$(69)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,547	$1,411
Cash and cash equivalents of variable interest entities	62	75
Restricted cash and investments	87	86
Restricted cash and investments of variable interest entities	80	47
Accounts receivable, net
Customer	2,694	2,795
Other	1,201	1,141
Accounts receivable, net, of variable interest entities	261	292
Mark-to-market derivative assets	727	938
Unamortized energy contract assets	374	886
Inventories, net
Fossil fuel	276	246
Materials and supplies	829	768
Deferred income taxes	573	131
Regulatory assets	760	764
Other	666	560

Total current assets	10,137	10,140

Property, plant and equipment, net	47,330	45,186
Deferred debits and other assets
Regulatory assets	5,910	6,497
Nuclear decommissioning trust funds	8,071	7,248
Investments	1,165	1,184
Investments in affiliates	22	22
Investment in CENG	1,925	1,849
Goodwill	2,625	2,625
Mark-to-market derivative assets	607	937
Unamortized energy contract assets	710	1,073
Pledged assets for Zion Station decommissioning	458	614
Deferred income taxes	—	58
Other	964	1,128

Total deferred debits and other assets	22,457	23,235

Total assets	$79,924	$78,561

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$341	$—
Short-term notes payable—accounts receivable agreement	—	210
Long-term debt due within one year	1,424	975
Long-term debt due within one year of variable interest entities	85	72
Accounts payable	2,336	2,398
Accounts payable of variable interest entities	170	202
Payables to affiliates	95	92
Mark-to-market derivative liabilities	159	352
Unamortized energy contract liabilities	261	455
Accrued expenses	1,633	1,796
Deferred income taxes	40	58
Regulatory liabilities	327	368
Other	856	813

Total current liabilities	7,727	7,791

Long-term debt	17,325	17,190
Long-term debt to financing trusts	648	648
Long-term debt of variable interest entities	298	508
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	12,905	11,551
Asset retirement obligations	5,195	5,074
Pension obligations	1,876	3,428
Non-pension postretirement benefit obligations	2,190	2,662
Spent nuclear fuel obligation	1,021	1,020
Regulatory liabilities	4,388	3,981
Mark-to-market derivative liabilities	300	281
Unamortized energy contract liabilities	266	528
Payable for Zion Station decommissioning	305	432
Other	2,540	1,650

Total deferred credits and other liabilities	30,986	30,607

Total liabilities	56,984	56,744

Commitments and contingencies
Preferred securities of subsidiary	—	87
Shareholders’ equity
Common stock	16,741	16,632
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	10,358	9,893
Accumulated other comprehensive loss, net	(2,040)	(2,767)

Total shareholders’ equity	22,732	21,431
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	15	106

Total equity	22,940	21,730

Total liabilities and shareholders’ equity	$79,924	$78,561

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended December 31,
	2013	2012 (a)
Cash flows from operating activities
Net income	$1,729	$1,171
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	3,779	4,079
Loss on sale of three Maryland generating stations	—	272
Deferred income taxes and amortization of investment tax credits	119	615
Net fair value changes related to derivatives	(445)	(604)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(170)	(157)
Other non-cash operating activities	876	1,383
Changes in assets and liabilities:
Accounts receivable	(98)	243
Inventories	(100)	26
Accounts payable, accrued expenses and other current liabilities	(92)	(632)
Option premiums paid, net	(36)	(114)
Counterparty collateral received, net	215	135
Income taxes	883	544
Pension and non-pension postretirement benefit contributions	(422)	(462)
Other assets and liabilities	105	(368)

Net cash flows provided by operating activities	6,343	6,131

Cash flows from investing activities
Capital expenditures	(5,395)	(5,789)
Proceeds from nuclear decommissioning trust fund sales	4,217	7,265
Investment in nuclear decommissioning trust funds	(4,450)	(7,483)
Cash and restricted cash acquired from Constellation	—	964
Acquisitions of long lived assets	—	(21)
Proceeds from sale of long-lived assets	32	371
Proceeds from sales of investments	22	28
Purchases of investments	(4)	(13)
Change in restricted cash	(43)	(34)
Distribution from CENG	115	—
Other investing activities	112	136

Net cash flows used in investing activities	(5,394)	(4,576)

Cash flows from financing activities
Payment of accounts receivable agreement	(210)	(15)
Changes in short-term debt	332	(197)
Issuance of long-term debt	2,055	2,027
Retirement of long-term debt	(1,589)	(1,145)
Redemption of preferred securities	(93)	—
Dividends paid on common stock	(1,249)	(1,716)
Proceeds from employee stock plans	47	72
Other financing activities	(119)	(111)

Net cash flows used in financing activities	(826)	(1,085)

Increase in cash and cash equivalents	123	470
Cash and cash equivalents at beginning of period	1,486	1,016

Cash and cash equivalents at end of period	$1,609	$1,486

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$6,175	$79	(b),(c)	$6,254	$6,254	$160	(b),(c),(e)	$6,414
Operating expenses
Purchased power and fuel	2,593	208	(b),(c)	2,801	2,759	66	(b),(c),(e)	2,825
Operating and maintenance			(d),(e),(f),				(d),(e),(f),
	1,879	(47	)(g),(h)	1,832	1,996	(130	)(h)	1,866
Depreciation and amortization	547	(2	)(e)	545	505	(3	)(e)	502
Taxes other than income	270	—		270	268	(3	)(e)	265

Total operating expenses	5,289	159		5,448	5,528	(70)		5,458
Equity in earnings of unconsolidated affiliates	3	30	(c),(d)	33	(22)	40	(c)	18

Operating income	889	(50)		839	704	270		974

Other income and (deductions)
Interest expense	(246)	—		(246)	(231)	(5	)(k)	(236)
Other, net	162	(118	)(i)	44	93	(20	)(d),(e),(i)	73

Total other income and (deductions)	(84)	(118)		(202)	(138)	(25)		(163)

Income before income taxes	805	(168)		637	566	245		811
			(b),(c),(d),				(b),(c),(d),
			(e),(f),(g),				(e),(f),(h),
Income taxes	311	(104	)(h),(i),(j)	207	182	76	(i),(j),(k)	258

Net income	494	(64)		430	384	169		553
Net income (loss) attributable to noncontrolling interests and preference stock dividends	(1)	4	(g)	3	6	—		6

Net income attributable to common shareholders	$495	$(68)		$427	$378	$169		$547

Effective tax rate	38.6%			32.5%	32.2%			31.8%
Earnings per average common share
Basic	$0.58	$(0.08)		$0.50	$0.44	$0.20		$0.64
Diluted	$0.58	$(0.08)		$0.50	$0.44	$0.20		$0.64

Average common shares outstanding
Basic	857			857	854			854
Diluted	861			861	857			857
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$(0.16)				$(0.14)
Amortization of commodity contract intangibles (c)		0.09				0.24
Merger and integration costs (d)		0.02				0.05
Plant retirements and divestitures (e)		—				0.05
Asset retirement obligation (f)		—				(0.01)
Midwest Generation Bankruptcy Charges (h)		0.02				0.01
Unrealized gains related to NDT fund investments (i)		(0.05)				—
Reassessment of state deferred income taxes (j)		—				—

Total adjustments		$(0.08)				$0.20

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(d)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, certain pre-acquisition contingencies and CENG transaction costs.
(e)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(f)	Adjustment to exclude the increase in Generation’s asset retirement obligation in 2013 primarily for asbestos at retired fossil power plants and a decrease in Generation’s asset retirement obligation for certain retired fossil-fueled generating stations in 2012.
(g)	Adjustment to exclude the impacts of the impairment of certain wind generating assets.
(h)	Adjustment to exclude estimated liabilities pursuant to the Midwest Generation bankruptcy.
(i)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(j)	Adjustment to exclude the impacts of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment in 2013 and as a result of the merger in 2012.
(k)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012 (a)
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues							(c),(d),(e),
	$24,901	$541	(c),(d)	$25,442	$23,489	$1,185	(n)	$24,674
Operating expenses
Purchased power and fuel							(c),(d),(e),
	10,737	563	(c),(d)	11,300	10,157	607	(f)	10,764
Operating and maintenance							(d),(e),(f),
			(e),(f),(g),				(h),(i),(l),
	7,270	(312	)(h),(i)	6,958	7,961	(1,182	)(m),(n),(o)	6,779
Depreciation and amortization	2,153	(5	)(e),(f)	2,148	1,881	(47	)(e),(f)	1,834
Taxes other than income	1,095	—		1,095	1,019	(9	)(e),(f),(n)	1,010

Total operating expenses	21,255	246		21,501	21,018	(631)		20,387
Equity in earnings (loss) of unconsolidated affiliates	10	92	(d),(f)	102	(91)	150	(d),(f)	59

Operating income	3,656	387		4,043	2,380	1,966		4,346

Other income and (deductions)
Interest expense			(f),(g),(j),
	(1,356)	370	(k)	(986)	(928)	(13	)(f),(j)	(941)
Other, net			(e),(f),(j),
	473	(235	)(l)	238	346	(94	)(e),(f),(l)	252

Total other income and (deductions)	(883)	135		(748)	(582)	(107)		(689)

Income before income taxes	2,773	522		3,295	1,798	1,859		3,657
Income taxes			(c),(d),(e),				(c),(d),(e),
			(f),(g),(h),				(f),(h),(j),
			(i),(j),(k),				(i),(l),(m),
	1,044	88	(l),(m)	1,132	627	689	(n),(o),	1,316

Net income	1,729	434		2,163	1,171	1,170		2,341
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	10	4	(g)	14	11	—		11

Net income attributable to common shareholders	$1,719	$430		$2,149	$1,160	$1,170		$2,330

Effective tax rate	37.6%			34.4%	34.9%			36.0%
Earnings per average common share
Basic	$2.01	$0.50		$2.51	$1.42	$1.43		$2.85
Diluted	$2.00	$0.50		$2.50	$1.42	$1.43		$2.85

Average common shares outstanding
Basic	856			856	816			816
Diluted	860			860	819			819
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$(0.35)				$(0.38)
Amortization of commodity contract intangibles (d)		0.41				0.93
Plant retirements and divestitures (e)		(0.02)				0.29
Merger and integration costs (f)		0.08				0.31
Long-lived asset impairment (g)		0.14				—
Asset retirement obligation (h)		0.01				—
Midwest Generation bankruptcy charges (i)		0.02				0.01
Amortization of the fair value of certain debt (j)		(0.01)				(0.01)
Remeasurement of like-kind exchange tax position (k)		0.31				—
Unrealized gains related to NDT fund investments (l)		(0.09)				(0.07)
Reassessment of state deferred income taxes (m)		—				(0.14)
Maryland commitments (n)		—				0.28
FERC settlement (o)		—				0.21

Total adjustments		$0.50				$1.43

(a)	For the twelve months ended December 31, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(e)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, certain pre-acquisition contingencies and CENG transaction costs.
(g)	Adjustment to exclude the impairment of the cancellation of previously capitalized nuclear uprate projects and the impairment of certain wind generating assets.
(h)	Adjustment in 2013 to exclude an increase in Generation’s asset retirement obligation primarily for asbestos at retired fossil power plants, and in 2012 to exclude a decrease in Generation’s asset retirement obligation for certain retired fossil-fueled generating stations.
(i)	Adjustment to exclude estimated liabilities pursuant to the Midwest Generation bankruptcy.
(j)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(k)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(l)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(m)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment in 2013 and as a result of the merger in 2012.
(n)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(o)	Adjustment to exclude costs associated with a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended December 31, 2013 and 2012

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (a)	Exelon
2012 GAAP Earnings (Loss)	$0.44	$137	$160	$79	$15	$(13)	$378
2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.14)	(145)	—	—	—	22	(123)
Unrealized Gains Related to NDT Fund Investments (1)	—	(2)	—	—	—	—	(2)
Plant Retirements and Divestitures (2)	0.05	38	—	—	—	—	38
Merger and Integration Costs (3)	0.05	35	2	2	3	4	46
Reassessment of State Deferred Income Taxes (4)	—	9	—	—	—	(10)	(1)
Amortization of Commodity Contract Intangibles (5)	0.24	211	—	—	—	—	211
Amortization of the Fair Value of Certain Debt (6)	—	(3)	—	—	—	—	(3)
Asset Retirement Obligation (7)	(0.01)	(5)	—	—	—	—	(5)
Midwest Generation Bankruptcy Charges (8)	0.01	8	—	—	—	—	8

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	0.64	283	162	81	18	3	547
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (9)	0.01	11	—	—	—	—	11
Nuclear Fuel Costs (10)	(0.01)	(7)	—	—	—	—	(7)
Capacity Pricing (11)	0.09	75	—	—	—	—	75
Market and Portfolio Conditions (12)	(0.20)	(175)	—	—	—	—	(175)
Transmission Upgrades (13)	—	(9)	—	—	—	9	—
ComEd, PECO and BGE Margins:
Weather	0.02	—	8	8	—	— (b)	16
Load	—	—	1	1	—	— (b)	2
Discrete Impacts of the 2012 Distribution Formula Rate Order (14)	(0.05)	—	(44)	—	—	—	(44)
Other Energy Delivery (15)	0.05	—	10	(3)	33	—	40
Operating and Maintenance Expense:
Labor, Contracting and Materials (16)	(0.05)	(23)	(5)	(2)	(9)	—	(39)
Planned Nuclear Refueling Outages	—	(2)	—	—	—	—	(2)
Pension and Non-Pension Postretirement Benefits	—	(4)	(2)	2	—	—	(4)
Other Operating and Maintenance (17)	0.08	43	4	23	7	(9)	68
Depreciation and Amortization Expense (18)	(0.03)	(6)	(9)	(1)	(8)	(1)	(25)
Equity in Earnings of Unconsolidated Affiliates (19)	0.01	10	—	—	—	—	10
Income Taxes (20)	(0.02)	12	(3)	(10)	4	(19)	(16)
Interest Expense, Net (21)	(0.02)	(9)	(11)	1	4	—	(15)
Other (22)	(0.02)	(16)	(2)	3	(1)	1	(15)

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	0.50	183	109	103	48	(16)	427
2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.16	143	—	—	—	—	143
Unrealized Gains Related to NDT Fund Investments (1)	0.05	40	—	—	—	—	40
Plant Retirements and Divestitures (2)	—	1	—	—	—	—	1
Merger and Integration Costs (3)	(0.02)	(19)	—	(1)	(1)	—	(21)
Reassessment of State Deferred Income Taxes (4)	—	12	—	—	—	(16)	(4)
Amortization of Commodity Contract Intangibles (5)	(0.09)	(75)	—	—	—	—	(75)
Amortization of the Fair Value of Certain Debt (6)	—	—	—	—	—	—	—
Asset Retirement Obligation (7)	—	(1)	—	—	—	—	(1)
Midwest Generation Bankruptcy Charges (8)	(0.02)	(16)	—	—	—	—	(16)
Long-Lived Asset Impairments	—	1	—	—	—	—	1

2013 GAAP Earnings (Loss)	$0.58	$269	$109	$102	$47	$(32)	$495

Note:	Effective in the fourth quarter of 2013 Exelon switched from applying a blended tax rate to applying a marginal tax rate to the drivers and exclusions presented above, resulting in minor changes when comparing to historical earnings release filings.
(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.

(1)    Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(2)    Reflects the impacts associated with the sale or retirement of generating stations.

(3)    Reflects certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, certain pre-acquisition contingencies and Constellation Energy Nuclear Group, LLC (CENG) transaction costs.

(4)    Reflects the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment in 2013 and as a result of the merger in 2012.

(5)    Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.

(6)    Represents the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.

(7)    In 2012, primarily reflects a decrease in Generation’s asset retirement obligation for retired fossil power plants. In 2013, primarily reflects an increase in Generation’s asset retirement obligation primarily for asbestos at retired fossil power plants.

(8)    For Generation, reflects estimated liabilities pursuant to the Midwest Generation bankruptcy.

(9)    Primarily reflects the impact of decreased planned nuclear outage days in 2013, including Salem but excluding CENG.

(10)  Primarily reflects the impact of higher nuclear fuel prices during the amortization period, excluding CENG.

(11)  Primarily reflects the impact of increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market.

(12)  Primarily reflects the impact of decreased realized energy prices.

(13)  For Generation, reflects PJM bill credits in 2012 related to upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.

(14)  Reflects the impacts of the October 2012 rehearing order issued by the Illinois Commerce Commission (ICC) related to ComEd’s recovery of pension asset costs associated with ComEd’s 2011 performance based formula rate proceeding under the Energy Infrastructure Modernization Act (EIMA) which reestablished ComEd’s position on its pension asset.

(15)  For ComEd, primarily reflects increased distribution revenue due to recovery of increased costs and capital investments and higher allowed ROE pursuant to the formula rate under EIMA and the May 2013 enactment of Senate Bill 9. For BGE, includes increased distribution revenue pursuant to electric and natural gas distribution rate case orders issued by the Maryland PSC and increased cost recovery for energy efficiency and demand response programs (primarily offset in depreciation and amortization expense).

(16)  Primarily reflects inflation across all operating companies, an increase in nuclear contracting costs at Generation, an increase in EIMA costs at ComEd, and an increase in costs at BGE as a result of increased MDPSC reliability standards, partially offset by realized merger synergies at Generation.

(17)  Primarily reflects the impact of merger synergy savings for Exelon’s corporate operations and shared service entities across all operating companies, decreased planned nuclear outages at Salem, a NEIL insurance credit at Generation, and decreased storm restoration costs in the PECO and BGE service territories.

(18)  Primarily reflects increased depreciation expense across the operating companies for ongoing capital expenditures. Reflects increased regulatory asset amortization at ComEd related to higher MGP remediation expenditures and at BGE reflects increased regulatory asset amortization related to higher energy efficiency and demand response program expenditures (primarily offset in other energy delivery revenue).

(19)  Primarily reflects equity in earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.

(20)  Primarily reflects a decrease in benefits for the gas property repair deduction at PECO and higher prior year benefits from a state tax net operating loss, partially offset by an increase in wind production and investment tax credit benefits at Generation.

(21)  At Generation, reflects higher interest expense due to higher outstanding debt primarily relating to increased project financing. At ComEd, primarily reflects lower interest expense in 2012 related to the final 1999-2001 IRS settlement reached in the fourth quarter of 2012.

(22)  For Generation, primarily reflects lower realized NDT fund gains.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Twelve Months Ended December 31, 2013 and 2012

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2012 GAAP Earnings (Loss)	$1.42	$562	$379	$377	$(42)	$(116)	$1,160
2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.38)	(312)	—	—	—	2	(310)
Unrealized Gains Related to NDT Fund Investments (1)	(0.07)	(56)	—	—	—	—	(56)
Plant Retirements and Divestitures (2)	0.29	236	—	—	—	—	236
Asset Retirement Obligation (3)	—	1	—	—	—	—	1
Merger and Integration Costs (4)	0.31	167	2	10	5	73	257
Maryland Commitments (5)	0.28	22	—	—	83	122	227
Amortization of Commodity Contract Intangibles (6)	0.93	758	—	—	—	—	758
Amortization of the Fair Value of Certain Debt (7)	(0.01)	(9)	—	—	—	—	(9)
FERC Settlement (8)	0.21	172	—	—	—	—	172
Reassessment of State Deferred Income Taxes (9)	(0.14)	(4)	—	—	—	(113)	(117)
Midwest Generation Bankruptcy Charges (10)	0.01	8	—	—	—	—	8
Other Acquisition Costs	—	3	—	—	—	—	3

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	2.85	1,548	381	387	46	(32)	2,330
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (13)	0.06	51	—	—	—	—	51
Nuclear Fuel Costs (14)	(0.05)	(46)	—	—	—	—	(46)
Capacity Pricing (15)	0.13	111	—	—	—	—	111
Market and Portfolio Conditions (16)	(0.42)	(365)	—	—	—	—	(365)
Transmission Upgrade (17)	—	(9)	—	—	—	9	—
ComEd, PECO and BGE Margins:
Weather	0.01	—	(10)	22	— (c)	—	12
Load	—	—	(1)	(3)	— (c)	—	(4)
Discrete Impacts of the 2012 Distribution Formula Rate Order (18)	0.01	—	8	—	—	—	8
Other Energy Delivery (19)	0.42	—	93	(25)	293	—	361
Operating and Maintenance Expense:
Labor, Contracting and Materials (20)	(0.21)	(95)	(27)	(6)	(51)	—	(179)
Planned Nuclear Refueling Outages (21)	0.01	10	—	—	—	—	10
Pension and Non-Pension Postretirement Benefits (22)	(0.01)	(8)	(5)	7	(5)	3	(8)
Other Operating and Maintenance (23)	0.08	24	18	29	11	(14)	68
Depreciation and Amortization Expense (24)	(0.22)	(79)	(34)	(7)	(66)	(2)	(188)
Equity in Earnings of Unconsolidated Affiliates (25)	0.03	26	—	—	—	—	26
Income Taxes (26)	0.06	82	(2)	(15)	4	(17)	52
Interest Expense, Net (27)	(0.04)	(24)	(3)	3	(7)	(4)	(35)
Other (28)	(0.07)	(24)	3	3	(30)	(5)	(53)
Preferred Securities Redemption (29)	—	—	—	(2)	—	—	(2)
Share Differential	(0.14)	—	—	—	—	—	—

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	2.50	1,202	421	393	195	(62)	2,149
2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.35	309	—	—	—	1	310
Unrealized Gains Related to NDT Fund Investments (1)	0.09	78	—	—	—	—	78
Plant Retirements and Divestitures (2)	0.02	13	—	—	—	—	13
Asset Retirement Obligation (3)	(0.01)	(7)	—	—	—	—	(7)
Merger and Integration Costs (4)	(0.08)	(80)	(2)	(5)	2	(2)	(87)
Amortization of Commodity Contract Intangibles (6)	(0.41)	(347)	—	—	—	—	(347)
Amortization of the Fair Value of Certain Debt (7)	0.01	7	—	—	—	—	7
Reassessment of State Deferred Income Taxes (9)	—	12	—	—	—	(16)	(4)
Midwest Generation Bankruptcy Charges (10)	(0.02)	(16)	—	—	—	—	(16)
Remeasurement of Like-Kind Exchange Tax Position (11)	(0.31)	—	(170)	—	—	(97)	(267)
Long-Lived Asset Impairments (12)	(0.14)	(101)	—	—	—	(9)	(110)

2013 GAAP Earnings (Loss)	$2.00	$1,070	$249	$388	$197	$(185)	$1,719

Note:	Effective in the fourth quarter of 2013 Exelon switched from applying a blended tax rate to applying a marginal tax rate to the drivers and exclusions presented above, resulting in minor changes when comparing to historical earnings release filings.
(a)	For the twelve months ended December 31, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed. Therefore, the results of operations from 2013 and 2012 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the impacts associated with the sale or retirement of generating stations.
(3)	In 2012, primarily reflects an increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units. In 2013, primarily reflects an increase in Generation’s asset retirement obligation primarily for asbestos at retired fossil power plants.
(4)	Reflects certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, certain pre-acquisition contingencies and CENG transaction costs.
(5)	Reflects costs incurred as part of the Maryland order approving the merger transaction.
(6)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(7)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(8)	Reflects costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(9)	Reflects the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment in 2013 and as a result of the merger in 2012.
(10)	For Generation, reflects estimated liabilities pursuant to the Midwest Generation bankruptcy.
(11)	Represents a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(12)	Reflects a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects and the impairment of certain wind generating assets.
(13)	Primarily reflects the impact of decreased planned and unplanned nuclear outage days in 2013, including Salem but excluding CENG.
(14)	Primarily reflects the impact of higher nuclear fuel prices during the amortization period, excluding CENG.
(15)	Primarily reflects the impact of increased capacity prices related to the RPM for the PJM market and the inclusion of Constellation’s financial results for the full period in 2013.
(16)	Primarily reflects the impact of decreased realized energy prices, partially offset by the impact of Constellation’s financial results for the full period in 2013.
(17)	For Generation, primarily reflects PJM bill credits in 2012 related to upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.
(18)	Reflects the impacts on distribution revenues recorded prior to December 31, 2011, pursuant to the May and October 2012 orders issued by the ICC on the 2011 performance based formula rate proceeding under EIMA.
(19)	For ComEd, primarily reflects increased distribution revenue due to recovery of increased costs and capital investments and higher allowed ROE pursuant to the formula rate under EIMA and the May 2013 enactment of Senate Bill 9, and increased cost recovery for energy efficiency programs (offset in other operating and maintenance expense), partially offset by decreased revenue associated with uncollectible accounts expense resulting from the timing of regulatory cost recovery (offset in other operating and maintenance expense). For PECO, primarily reflects the decrease in effective rates due to increased usage per customer across all customer classes, decreased cost recovery for energy efficiency and demand response programs (primarily offset in other operating and maintenance expense) and a decrease in gross receipts tax revenue (completely offset in taxes other than income). For BGE, primarily reflects the inclusion of results for the full period in 2013, which includes increased distribution revenue pursuant to electric and natural gas distribution rate case orders issued by the Maryland PSC and increased cost recovery for energy efficiency and demand response programs (primarily offset in depreciation and amortization expense).
(20)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013, the impacts of inflation across all operating companies and increased EIMA contracting and overtime costs at ComEd, offset in part by the impact of realized merger synergies at Generation.
(21)	Primarily reflects the impact of decreased planned nuclear refueling outage days in 2013, excluding Salem and CENG.
(22)	Primarily reflects the impact of lower actuarially assumed discount rates for 2013, partially offset by favorable 2012 asset return experience relative to expectations, and certain 2012 OPEB plan design changes and positive claims experience in 2012. At Generation, also reflects the impact of costs related to contractual termination benefits in 2012. At PECO, reflects the end of OPEB transition cost amortization in 2012.
(23)	Reflects a decrease in ComEd’s uncollectible accounts expense (primarily offset in other energy delivery revenues), decreased storm costs in PECO and BGE’s service territories, decreased spend on energy efficiency programs at PECO (primarily offset in other energy delivery revenues), partially offset by increased spending on energy efficiency programs at ComEd and the inclusion of Constellation’s and BGE’s results for the full period in 2013.
(24)	Primarily reflects the inclusion of Constellation’s and BGE’s results for the full period in 2013 and increased depreciation expense across the operating companies for ongoing capital expenditures, including wind and solar facilities placed in service at Generation. Reflects increased regulatory asset amortization at ComEd related to higher MGP remediation expenditures and increased regulatory asset amortization at BGE related to higher energy efficiency and demand response program expenditures (primarily offset in other energy delivery revenues).
(25)	Primarily reflects equity of earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.
(26)	Primarily reflects an increase in wind production and investment tax credit benefits at Generation, partially offset by a decrease in benefits related to the gas repairs tax accounting method change recorded in 2012 at PECO and higher prior year benefits from a state tax net operating loss.
(27)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013. For Generation and BGE, also reflects the impact of higher interest expense due to higher outstanding debt during 2013.
(28)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013. At PECO, reflects a decrease in gross receipts tax revenue (completely offset in other energy delivery).
(29)	Reflects the impact of the preferred securities redemption at PECO in the second quarter of 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$3,785	$79	(c),(d)	$3,864	$3,898	$123	(c),(d),(i)	$4,021
Operating expenses
Purchased power and fuel	1,915	208	(c),(d)	2,123	2,043	66	(c),(d),(i)	2,109
			(e),(f),(g),				(e),(g),(h)
Operating and maintenance	1,157	(44	)(h),(i)	1,113	1,242	(111	)(i)	1,131
			(e),(f),(g),
Depreciation and amortization	214	(2	)(i)	212	204	(3	)(i)	201
Taxes other than income	97	—		97	97	(3	)(i)	94

Total operating expenses	3,383	162		3,545	3,586	(51)		3,535
Equity in earnings of unconsolidated affiliates	3	30	(d),(e)	33	(22)	40	(d)	18

Operating income	405	(53)		352	290	214		504

Other income and (deductions)
Interest expense	(99)	—		(99)	(78)	(5	)(l)	(83)
Other, net	138	(118	)(j)	20	54	(20	)(e),(i),(j)	34

Total other income and (deductions)	39	(118)		(79)	(24)	(25)		(49)

Income before income taxes	444	(171)		273	266	189		455
			(c),(d),(e)
			(f),(g),(h)				(c),(d),(e),(g)
Income taxes	179	(89	)(i),(j),(k)	90	127	43	(h),(i),(j),(k),(l)	170

Net income	265	(82)		183	139	146		285
Net loss attributable to noncontrolling interests	(4)	4	(f)	—	2	—		2

Net income attributable to membership interest	$269	$(86)		$183	$137	$146		$283

	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012 (a)
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$15,643	$547	(c),(d)	$16,190	$14,437	$1,065	(c),(d),(i)	$15,502
Operating expenses
							(c),(d),(e),
Purchased power and fuel	8,210	563	(c),(d)	8,773	7,061	607	(i)	7,668
							(d),(e),(g),
			(e),(f),(g),				(h),(i),(m),
Operating and maintenance	4,534	(285	)(h),(i)	4,249	5,028	(889	)(n)	4,139
Depreciation, amortization, accretion and depletion	856	(5	)(e),(i)	851	768	(47	)(a),(i)	721
Taxes other than income	389	—		389	369	(11	)(i)	358

Total operating expenses	13,989	273		14,262	13,226	(340)		12,886
Equity in earnings (loss) of unconsolidated affiliates	10	92	(d),(e)	102	(91)	150	(d),(e)	59

Operating income	1,664	366		2,030	1,120	1,555		2,675

Other income and (deductions)
Interest expense	(357)	2	(e),(f),(l)	(355)	(301)	(16	)(l)	(317)
Other, net	368	(235	)(e),(i),(j),(l)	133	239	(94	)(e),(i),(j)	145

Total other income and (deductions)	11	(233)		(222)	(62)	(110)		(172)

Income before income taxes	1,675	133		1,808	1,058	1,445		2,503
							(c),(d),(e),
			(c),(d),(e),(f)				(g),(h),(i),
			(g),(h),(i),(j),				(j),(k),(l),
Income taxes	615	(3	)(k),(l)	612	500	459	(m),(n)	959

Net income	1,060	136		1,196	558	986		1,544
Net loss attributable to noncontrolling interests	(10)	4	(f)	(6)	(4)	—		(4)

Net income attributable to membership interest	$1,070	$132		$1,202	$562	$986		$1,548

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(e)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, certain pre-acquisition contingencies, and CENG transaction costs.
(f)	Adjustment to exclude the impairment of certain wind generating assets.
(g)	Adjustment to exclude Generation’s asset retirement obligation in 2013 primarily for asbestos at retired fossil power plants and a decrease in Generation’s asset retirement obligation for certain retired fossil-fueled generating stations in 2012.
(h)	Adjustment to exclude estimated liabilities pursuant to the Midwest Generation bankruptcy.
(i)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(j)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(k)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes primarily as a result of changes in forecasted apportionment in 2013 and as a result of the merger in 2012.
(l)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(m)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(n)	Adjustment to exclude costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,068	$—		$1,068	$1,289	$—		$1,289
Operating expenses
Purchased power	243	—		243	421	—		421
Operating and maintenance	347	—		347	345	(3	)(b)	342
Depreciation and amortization	168	—		168	152	—		152
Taxes other than income	74	—		74	71	—		71

Total operating expenses	832	—		832	989	(3)		986

Operating income	236	—		236	300	3		303

Other income and (deductions)
Interest expense	(76)	—		(76)	(77)	—		(77)
Other, net	8	—		8	27	—		27

Total other income and (deductions)	(68)	—		(68)	(50)	—		(50)

Income before income taxes	168	—		168	250	3		253
Income taxes	59	—		59	90	1	(b)	91

Net income	$109	$—		$109	$160	$2		$162

	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$4,464	$—		$4,464	$5,443	$—		$5,443
Operating expenses
Purchased power	1,174	—		1,174	2,307	—		2,307
Operating and maintenance	1,368	(2	)(b)	1,366	1,345	(5	)(b)	1,340
Depreciation and amortization	669	—		669	610	—		610
Taxes other than income	299	—		299	295	—		295

Total operating expenses	3,510	(2)		3,508	4,557	(5)		4,552

Operating income	954	2		956	886	5		891

Other income and (deductions)
Interest expense	(579)	287	(c)	(292)	(307)	—		(307)
Other, net	26	—		26	39	—		39

Total other income and (deductions)	(553)	287		(266)	(268)	—		(268)

Income before income taxes	401	289		690	618	5		623
Income taxes	152	117	(b),(c)	269	239	3	(b)	242

Net income	$249	$172		$421	$379	$2		$381

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, certain pre-acquisition contingencies and CENG transaction costs.
(c)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$805	$—		$805	$790	$—		$790
Operating expenses
Purchased power and fuel	347	—		347	342	—		342
Operating and maintenance	194	(1	)(b)	193	235	(4	)(b)	231
Depreciation and amortization	58	—		58	56	—		56
Taxes other than income	38	—		38	40	—		40

Total operating expenses	637	(1)		636	673	(4)		669

Operating income	168	1		169	117	4		121

Other income and (deductions)
Interest expense	(29)	—		(29)	(30)	—		(30)
Other, net	2	—		2	2	—		2

Total other income and (deductions)	(27)	—		(27)	(28)	—		(28)

Income before income taxes	141	1		142	89	4		93
Income taxes	39	—	(b)	39	9	2	(b)	11

Net income	102	1		103	80	2		82
Preferred security dividends	—	—		—	1	—		1

Net income attributable to common shareholder	$102	$1		$103	$79	$2		$81

	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$3,100	$—		$3,100	$3,186	$—		$3,186
Operating expenses
Purchased power and fuel	1,300	—		1,300	1,375	—		1,375
Operating and maintenance	748	(9	)(b)	739	809	(17	)(b)	792
Depreciation and amortization	228	—		228	217	—		217
Taxes other than income	158	—		158	162	—		162

Total operating expenses	2,434	(9)		2,425	2,563	(17)		2,546

Operating income	666	9		675	623	17		640

Other income and (deductions)
Interest expense	(115)	—		(115)	(123)	—		(123)
Other, net	6	—		6	8	—		8

Total other income and (deductions)	(109)	—		(109)	(115)	—		(115)

Income before income taxes	557	9		566	508	17		525
Income taxes	162	4	(b)	166	127	7	(b)	134

Net income	395	5		400	381	10		391
Preferred security dividends and redemption	7	—		7	4	—		4

Net income attributable to common shareholder	$388	$5		$393	$377	$10		$387

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, certain pre-acquisition contingencies and CENG transaction costs.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$794	$—		$794	$703	$—		$703
Operating expenses
Purchased power and fuel	362	—		362	326	—		326
Operating and maintenance	185	(1	)(b)	184	185	(4	)(b)	181
Depreciation and amortization	95	—		95	80	—		80
Taxes other than income	51	—		51	51	—		51

Total operating expenses	693	(1)		692	642	(4)		638

Operating income	101	1		102	61	4		65

Other income and (deductions)
Interest expense	(28)	—		(28)	(34)	—		(34)
Other, net	4	—		4	5	—		5

Total other income and (deductions)	(24)	—		(24)	(29)	—		(29)

Income before income taxes	77	1		78	32	4		36
Income taxes	27	—	(b)	27	14	1	(b)	15

Net income	50	1		51	18	3		21
Preference stock dividends	3	—		3	3	—		3

Net income attributable to common shareholders	$47	$1		$48	$15	$3		$18

	Twelve Months Ended December 31, 2013				March 12, 2012 through December 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$3,065	$—		$3,065	$2,091	$113	(c)	$2,204
Operating expenses
Purchased power and fuel	1,421	—		1,421	1,052	—		1,052
Operating and maintenance	634	3	(b)	637	596	(37	)(b),(c)	559
Depreciation and amortization	348	—		348	238	—		238
Taxes other than income	213	—		213	167	2	(c)	169

Total operating expenses	2,616	3		2,619	2,053	(35)		2,018

Operating income (loss)	449	(3)		446	38	148		186

Other income and (deductions)
Interest expense	(122)	—		(122)	(111)	—		(111)
Other, net	17	—		17	19	—		19

Total other income and (deductions)	(105)	—		(105)	(92)	—		(92)

Income (loss) before income taxes	344	(3)		341	(54)	148		94
Income taxes	134	(1	)(b)	133	(23)	60	(b),(c)	37

Net income (loss)	210	(2)		208	(31)	88		57
Preference stock dividends	13	—		13	11	—		11

Net income (loss) attributable to common shareholders	$197	$(2)		$195	$(42)	$88		$46

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, certain pre-acquisition contingencies and CENG transaction costs.
(c)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(277)	$—		$(277)	$(426)	$37	(f)	$(389)
Operating expenses
Purchased power and fuel	(274)	—		(274)	(373)	—		(373)
Operating and maintenance	(4)	(1	)(d)	(5)	(11)	(8	)(d)	(19)
Depreciation and amortization	12	—		12	13	—		13
Taxes other than income	10	—		10	9	—		9

Total operating expenses	(256)	(1)		(257)	(362)	(8)		(370)

Operating loss	(21)	1		(20)	(64)	45		(19)

Other income and (deductions)
Interest expense	(14)	—		(14)	(12)	—		(12)
Other, net	10	—		10	5	—		5

Total other income and (deductions)	(4)	—		(4)	(7)	—		(7)

Loss before income taxes	(25)	1		(24)	(71)	45		(26)
Income taxes	7	(15	)(d),(e)	(8)	(58)	29	(d),(e),(f)	(29)

Net income (loss)	$(32)	$16		$(16)	$(13)	$16		$3

	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012 (b)
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(1,371)	$(6	)(f)	$(1,377)	$(1,668)	$7	(f)	$(1,661)
Operating expenses
Purchased power and fuel	(1,368)	—		(1,368)	(1,638)	—		(1,638)
Operating and maintenance	(14)	(19	)(d),(g)	(33)	183	(234	)(d),(i)	(51)
Depreciation and amortization	52	—		52	48	—		48
Taxes other than income	36	—		36	26	—		26

Total operating expenses	(1,294)	(19)		(1,313)	(1,381)	(234)		(1,615)

Operating loss	(77)	13		(64)	(287)	241		(46)

Other income and (deductions)
Interest expense	(183)	81	(h)	(102)	(86)	3	(d)	(83)
Other, net	56	—		56	41	—		41

Total other income and (deductions)	(127)	81		(46)	(45)	3		(42)

Loss before income taxes	(204)	94		(110)	(332)	244		(88)
			(d),(e),(f)				(d),(e),(f)
Income taxes	(19)	(29	)(g),(h)	(48)	(216)	160	(i)	(56)

Net loss	$(185)	$123		$(62)	$(116)	$84		$(32)

(a) Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b) For the twelve months ended December 31, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(c) Results reported in accordance with GAAP.

(d)    Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, certain pre-acquisition contingencies and CENG transaction costs.

(e)    Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment in 2013 and as a result of the merger in 2012.

(f) Adjustment to exclude the intercompany mark-to-market impact of Exelon’s economic hedging activities.
(g) Adjustment to exclude a charge to earnings related to the impairment of long lived assets.
(h) Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(i) Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Supply (in GWhs)
Nuclear Generation (a)
Mid-Atlantic	11,900	12,424	11,794	12,762	11,547
Midwest	23,429	23,741	22,807	23,269	23,335

Total Nuclear Generation	35,329	36,165	34,601	36,031	34,882
Fossil and Renewables (a)
Mid-Atlantic (a)(c)	2,951	2,808	2,796	3,160	2,154
Midwest	363	217	318	581	300
New England	1,763	3,609	3,132	2,392	2,368
ERCOT	1,582	2,522	1,617	733	755
Other (d)	1,064	1,913	1,431	2,254	1,358

Total Fossil and Renewables	7,723	11,069	9,294	9,120	6,935
Purchased Power
Mid-Atlantic (b)	3,955	4,289	2,616	3,233	4,332
Midwest	498	707	1,503	1,700	2,661
New England	2,605	2,178	1,365	1,507	2,304
New York (b)	3,493	3,565	3,073	3,511	3,678
ERCOT	2,792	3,803	4,269	4,199	6,043
Other (d)	2,986	3,244	4,998	3,703	4,172

Total Purchased Power	16,329	17,786	17,824	17,853	23,190
Total Supply/Sales by Region (f)
Mid-Atlantic (e)	18,806	19,521	17,206	19,155	18,033
Midwest (e)	24,290	24,665	24,628	25,550	26,296
New England	4,368	5,787	4,497	3,899	4,672
New York	3,493	3,565	3,073	3,511	3,678
ERCOT	4,374	6,325	5,886	4,932	6,798
Other (d)	4,050	5,157	6,429	5,957	5,530

Total Supply/Sales by Region	59,381	65,020	61,719	63,004	65,007

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Average Margin ($/MWh) (g) (h)
Mid-Atlantic (i)	$42.38	$44.26	$44.64	$44.04	$48.24
Midwest (i)	24.00	24.37	27.77	28.08	26.09
New England	9.62	10.71	11.12	7.63	3.64
New York	3.72	(2.52)	4.56	(6.27)	4.35
ERCOT	18.06	22.77	19.03	20.54	13.39
Other (d)	13.58	7.95	9.18	7.61	7.96
Average Margin—Overall Portfolio	$26.42	$26.19	$27.33	$27.23	$26.52
Around-the-clock Market Prices ($/MWh) (j)
PJM West Hub	$35.70	$38.79	$37.63	$37.53	$35.94
NiHub	29.94	32.88	31.77	30.93	28.37
New England Mass Hub ATC Spark Spread	1.33	12.56	4.96	(6.63)	3.07
NYPP Zone A	38.23	39.75	34.38	40.23	34.70
ERCOT North Spark Spread	2.09	4.39	(0.20)	(0.66)	(0.27)

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Outage Days (k)
Refueling	94	43	47	49	113
Non-refueling	33	5	31	6	1

Total Outage Days	127	48	78	55	114

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(b)	Purchased power includes physical volumes of 3,226 GWhs, 3,138 GWhs, 3,114 GWhs, 2,588 GWhs, and 3,255 GWhs in the Mid-Atlantic and 3,051 GWhs, 3,147 GWhs, 2,655 GWhs, 3,213 GWhs, and 2,814 GWhs in New York as a result of the PPA with CENG for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively.
(c)	Excludes generation of Brandon Shores, H.A. Wagner and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the Exelon and Constellation merger.
(d)	Other Regions includes South, West and Canada, which are not considered individually significant.
(e)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(f)	Total sales do not include physical trading volumes of 2,696 GWhs, 2,499 GWhs, 1,995 GWhs, 1,572 GWhs, and 2,977 GWhs, for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, and respectively.
(g)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(h)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(i)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(j)	Represents the average for the quarter.
(k)	Outage days exclude Salem and CENG.

EXELON CORPORATION

Exelon Generation Statistics

Twelve Months Ended December 31, 2013 and 2012

	December 31, 2013	December 31, 2012 (a)
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	48,881	47,337
Midwest	93,245	92,525

Total Nuclear Generation	142,126	139,862
Fossil and Renewables (b)
Mid-Atlantic (b)(d)	11,714	8,808
Midwest	1,478	971
New England	10,896	9,965
ERCOT	6,453	6,182
Other (e)	6,664	5,913

Total Fossil and Renewables	37,205	31,839
Purchased Power
Mid-Atlantic (c)	14,092	20,830
Midwest	4,408	9,805
New England	7,655	9,273
New York (c)	13,642	11,457
ERCOT	15,063	23,302
Other (e)	14,931	17,327

Total Purchased Power	69,791	91,994
Total Supply/Sales by Region (g)
Mid-Atlantic (f)	74,687	76,975
Midwest (f)	99,131	103,301
New England	18,551	19,238
New York	13,642	11,457
ERCOT	21,516	29,484
Other (e)	21,595	23,240

Total Supply/Sales by Region	249,122	263,695

	December 31, 2013	December 31, 2012 (a)
Average Margin ($/MWh) (h) (i)
Mid-Atlantic (j)	$43.78	$44.60
Midwest (j)	26.09	29.02
New England	9.97	10.19
New York	(0.29)	6.63
ERCOT	20.26	13.74
Other (e)	9.31	5.64
Average Margin—Overall Portfolio	$26.79	$27.45
Around-the-clock Market Prices ($/MWh) (k)
PJM West Hub	$37.33	$33.91
NiHub	31.36	28.97
NEPOOL Mass Hub	2.75	6.06
NYPP Zone A	38.23	31.02
ERCOT North Spark Spread	1.40	3.23

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 12,067 GWh and 9,925 GWh in the Mid-Atlantic and 12,165 GWh and 9,350 GWh in New York as a result of the PPA with CENG for the twelve months ended December 31, 2013 and 2012, respectively.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the Exelon and Constellation merger.
(e)	Other Regions includes South, West and Canada, which are not considered individually significant.
(f)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(g)	Total sales do not include physical proprietary trading volumes of 8,762 GWh, 5,742 GWh and 3,625 GWh for the years ended December 31, 2013, 2012 and 2011, respectively.
(h)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(i)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(j)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(k)	Represents the average for the twelve months ended December 31, 2013 and 2012

EXELON CORPORATION

ComEd Statistics

Three Months Ended December 31, 2013 and 2012

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Retail Deliveries and Sales (a)
Residential	6,646	6,183	7.5%	2.0%	$485	$665	(27.1)%
Small Commercial & Industrial	7,920	7,792	1.6%	(0.7)%	303	342	(11.4)%
Large Commercial & Industrial	6,752	6,595	2.4%	(0.0)%	100	99	1.0%
Public Authorities & Electric Railroads	358	340	5.3%	(1.6)%	13	13	0.0%

Total Retail	21,676	20,910	3.7%	0.4%	901	1,119	(19.5)%

Other Revenue (b)					167	170	(1.8)%

Total Electric Revenue					$1,068	$1,289	(17.1)%

Purchased Power					$243	$421	(42.3)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	2,487	2,030	2,293	22.5%	8.5%
Cooling Degree-Days	25	3	11	733.3%	127.3%

Twelve Months Ended December 31, 2013 and 2012

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Retail Deliveries and Sales (a)
Residential	27,800	28,528	(2.6)%	(0.0)%	$2,073	$3,037	(31.7)%
Small Commercial & Industrial	32,305	32,534	(0.7)%	(0.5)%	1,250	1,339	(6.6)%
Large Commercial & Industrial	27,684	27,643	0.1%	(0.3)%	427	395	8.1%
Public Authorities & Electric Railroads	1,355	1,272	6.5%	8.2%	48	44	9.1%

Total Retail	89,144	89,977	(0.9)%	(0.2)%	3,798	4,815	(21.1)%

Other Revenue (b)					666	628	6.1%

Total Electric Revenue					$4,464	$5,443	(18.0)%

Purchased Power					$1,174	$2,307	(49.1)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	6,603	5,065	6,341	30.4%	4.1%
Cooling Degree-Days	933	1,324	842	(29.5)%	10.8%

Number of Electric Customers	2013	2012
Residential	3,480,398	3,455,546
Small Commercial & Industrial	367,569	365,357
Large Commercial & Industrial	1,984	1,980
Public Authorities & Electric Railroads	4,853	4,812

Total	3,854,804	3,827,695

(a)    Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.

(b)    Other revenue primarily includes transmission revenue from PJM. Other items include rental revenues, revenues related to late payment charges, assistance provided to other utilities through mutual assistance programs, recoveries of environmental costs associated with MGP sites, and intercompany revenues.

EXELON CORPORATION

PECO Statistics

Three Months Ended December 31, 2013 and 2012

	Electric and Gas Deliveries				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,207	3,079	4.1%	(0.3)%	$395	$392	0.8%
Small Commercial & Industrial	1,990	1,908	4.3%	0.8%	109	105	3.8%
Large Commercial & Industrial	3,742	3,708	0.9%	(0.4)%	51	53	(3.8)%
Public Authorities & Electric Railroads	218	229	(4.9)%	(4.9)%	7	7	0.0%

Total Retail	9,157	8,924	2.6%	(0.3)%	562	557	0.9%

Other Revenue (b)					60	54	11.1%

Total Electric Revenue					622	611	1.8%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	18,725	17,466	7.2%	0.8%	176	165	6.7%
Transportation and Other	7,209	7,290	(1.1)%	(4.1)%	7	14	(50.0)%

Total Gas	25,934	24,756	4.8%	(0.6)%	183	179	2.2%

Total Electric and Gas Revenues					$805	$790	1.9%

Purchased Power and Fuel					$347	$342	1.5%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	1,577	1,482	1,629	6.4%	(3.2)%
Cooling Degree-Days	65	31	19	109.7%	242.1%

Twelve Months Ended December 31, 2013 and 2012

	Electric and Gas Deliveries				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	13,341	13,233	0.8%	(0.0)%	$1,592	$1,689	(5.7)%
Small Commercial & Industrial	8,101	8,063	0.5%	(1.1)%	433	462	(6.3)%
Large Commercial & Industrial	15,379	15,253	0.8%	1.5%	224	232	(3.4)%
Public Authorities & Electric Railroads	930	943	(1.4)%	(1.4)%	30	31	(3.2)%

Total Retail	37,751	37,492	0.7%	0.3%	2,279	2,414	(5.6)%

Other Revenue (b)					221	226	(2.2)%

Total Electric Revenue					2,500	2,640	(5.3)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	57,613	49,767	15.8%	(0.1)%	562	509	10.4%
Transportation and Other	28,089	26,687	5.3%	0.5%	38	37	2.7%

Total Gas	85,702	76,454	12.1%	0.1%	600	546	9.9%

Total Electric and Gas Revenues					$3,100	$3,186	(2.7)%

Purchased Power and Fuel					$1,300	$1,375	(5.5)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	4,474	3,747	4,603	19.4%	(2.8)%
Cooling Degree-Days	1,411	1,603	1,301	(12.0)%	8.5%

Number of Electric Customers	2013	2012	Number of Gas Customers	2013	2012
Residential	1,423,068	1,417,773	Residential	458,356	454,502
Small Commercial & Industrial	149,117	148,803	Commercial & Industrial	42,174	41,836

Large Commercial & Industrial	3,105	3,111	Total Retail	500,530	496,338
Public Authorities & Electric Railroads	9,668	9,660	Transportation	909	903

Total	1,584,958	1,579,347	Total	501,439	497,241

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended December 31, 2013 and 2012

	Electric and Gas Deliveries			Revenue (in millions)
	2013	2012	% Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,227	3,026	6.6%	$347	$314	10.5%
Small Commercial & Industrial	735	674	9.1%	60	55	9.1%
Large Commercial & Industrial	3,293	3,378	(2.5)%	106	91	16.5%
Public Authorities & Electric Railroads	78	80	(2.5)%	8	7	14.3%

Total Retail	7,333	7,158	2.4%	521	467	11.6%

Other Revenue (b)				71	62	14.5%

Total Electric Revenue				592	529	11.9%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	28,166	26,333	7.0%	180	159	13.2%
Transportation and Other (d)	4,082	3,145	29.8%	22	15	46.7%

Total Gas	32,248	29,478	9.4%	202	174	16.1%

Total Electric and Gas Revenues				$794	$703	12.9%

Purchased Power and Fuel				$362	$326	11.0%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	1,690	1,616	1,678	4.6%	0.7%
Cooling Degree-Days	39	25	26	56.0%	50.0%

Twelve Months Ended December 31, 2013 and March 12, 2012 Through December 31, 2012

	Electric and Gas Deliveries			Revenue (in millions)
	2013	2012	% Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	13,077	10,134	n.m.	$1,404	$996	n.m.
Small Commercial & Industrial	3,035	2,403	n.m.	257	197	n.m.
Large Commercial & Industrial	14,339	12,160	n.m.	439	318	n.m.
Public Authorities & Electric Railroads	317	266	n.m.	31	25	n.m.

Total Retail	30,768	24,963	n.m.	2,131	1,536	n.m.

Other Revenue (b)				274	198	n.m.

Total Electric Revenue				2,405	1,734	n.m.

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	94,020	57,881	n.m.	592	312	n.m.
Transportation and Other (d)	12,210	12,221	n.m.	68	45	n.m.

Total Gas	106,230	70,102	n.m.	660	357	n.m.

Total Electric and Gas Revenues				$3,065	$2,091	n.m.

Purchased Power and Fuel				$1,421	$1,052	n.m.

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	4,744	3,804	4,661	n.m.	1.8%
Cooling Degree-Days	869	1,012	864	n.m.	0.6%

Number of Electric Customers	2013	2012	Number of Gas Customers	2013	2012
Residential	1,120,431	1,116,233	Residential	611,532	610,827
Small Commercial & Industrial	112,850	112,994	Commercial & Industrial	44,162	44,228

Large Commercial & Industrial	11,652	11,580	Total Retail	655,694	655,055
Public Authorities & Electric Railroads	292	319	Transportation	—	—

Total	1,245,225	1,241,126	Total	655,694	655,055

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 4,082 mmcfs ($19 million) and 3,145 mmcfs ($14 million) for the three months ended December 31, 2013 and 2012, respectively, and 12,210 mmcfs ($55 million) and 12,221 mmcfs ($40 million) for the twelve months ended December 31, 2013 and from March 12, 2012 through December 31, 2012, respectively.